UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 22, 2004

UNIVISION COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Commission File Number: 001-12223	I.R.S. Employer Identification Number: 95-4398884

1999 Avenue of the Stars, Suite 3050

Los Angeles, California

(Address of Principal Executive Offices)

90067

(Zip Code)

Tel: (310) 556-7676

(Registrant’s Telephone Number, Including Area Code)

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

Item 5.    Other Events and Required FD Disclosure

Jeffrey T. Hinson, age 49, became Chief Financial Officer and Executive Vice President of Univision Communications Inc. effective March 22, 2004.  He served as the Senior Vice President and Chief Financial Officer of Univision Radio (formerly known as Hispanic Broadcasting Corporation), from the time the Company acquired it in September 2003 through March 22, 2004.  From February 1997 through September 2003, Mr. Hinson was the Senior Vice President and Chief Financial Officer of Hispanic Broadcasting Corporation.

Mr. Hinson will succeed George Blank, who will remain with the Company as a senior member of its corporate staff.

Item 9.    Regulation FD Disclosure

The Company issued a press release on March 22, 2004 relating to its new Chief Financial Officer.  The press release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVISION COMMUNICATIONS INC.
(Registrant)

	By:	/s/ C. Douglas Kranwinkle

March 22, 2004

C. Douglas Kranwinkle

Los Angeles, California		Executive Vice President

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated March 22, 2004